Exhibit 3 (ii)

Companies Act 2014
A PUBLIC COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
of
EATON CORPORATION PUBLIC LIMITED COMPANY
(AS MOST RECENTLY AMENDED BY SPECIAL RESOLUTION DATED 27 APRIL 2016)

POWERS OF THE BOARD	38
DELEGATION OF BOARD'S POWERS	39
PROCEEDINGS OF THE BOARD	39
OFFICERS AND EXECUTIVES	40
MINUTES	41
SECRETARY	41
THE SEAL	42
DIVIDENDS AND OTHER PAYMENTS	42
RESERVES	43
CAPITALISATION OF RESERVES	43
RECORD DATES	46
SERVICE OF NOTICES AND OTHER DOCUMENTS	46
SHAREHOLDER RIGHTS PLAN	48
WINDING UP	48
INDEMNIFICATION	48
UNTRACED SHAREHOLDERS	51

PRELIMINARY

1
The provisions set out in these Articles of Association shall constitute the whole of the regulations applicable to the Company and no “optional provision” as defined by Section 1007(2) of the Act (with the exception of Sections 83, 84, 424 and 1020 of the Act) shall apply to the Company.

2	In these articles, unless the context otherwise requires:
“A Preferred Shares” means the A preferred shares of nominal value $1.00 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles;
“Abeiron II” means a private limited liability company incorporated in Ireland under registration number 513275;
“acquiring corporation” in a combination means the corporation whose voting shares are issued or transferred by it or its subsidiary or subsidiaries to the transferor corporation or corporations or the shareholders of the transferor corporation or corporations; and acquiring corporation in a majority share acquisition means the corporation whose voting shares are issued or transferred by it or its subsidiary or subsidiaries in consideration for shares of another corporation entitling the acquirer of the shares to exercise a majority of the voting power in the election of Directors of such corporation;
“Act” means the Companies Act 2014;
“Address” includes, any number or address used for the purposes of communication by way of electronic mail or other electronic communication;
“Affiliate” of any person means any other person that directly or indirectly controls, is controlled by, or is under common control with, such person;
“Assistant Secretary” means any person appointed and so designated by the Secretary or the Board to assist the Secretary (and specific references in these articles to functions that may be performed by an Assistant Secretary do not limit such general role of assisting the Secretary);
“Auditor” or “Auditors” means the auditor or auditors at any given time of the Company;
“Beneficial Ownership” means “Beneficial Ownership” as that term is defined in Rule 13d-3 promulgated under the Exchange Act and “beneficial owner” and variants thereof, will be interpreted accordingly;
“Board” means the board of Directors at any given time of the Company;
“Clear Days” means, for purposes of any period of notice required to be given under these articles, the days between (and in each case excluding) (i) the day when the notice is given or deemed to be given and (ii) the day of the event for which such notice is given or on which such notice is to take effect;
“Combination” means a transaction, other than a merger or consolidation wherein voting shares of a corporation are issued or transferred in consideration in whole or in part for the transfer to itself or to one or more of its subsidiaries, of all or substantially all the assets of one or more corporations, with or without goodwill or the assumption of liabilities;

“Companies Acts” means the Companies Act 2014, and all statutory instruments which are to be read as one with, or construed, or to be read together with such Act;
“Company” means the company whose name appears in the heading to these articles;
“Corporation” means any body corporate, corporation, company, partnership, limited liability company or other legal entity;
“Director” means a Director at any given time of the Company;
“Dividend” includes interim dividends and/or bonus dividends;
“Eaton Corporation” means an Ohio corporation which prior to the adoption of these articles was listed (ticker symbol “ETN”) on the New York Stock Exchange and the Chicago Stock Exchange;
“EHC” means Turlock B.V., a private limited liability company incorporated in the Netherlands, registered with the trader register of the Dutch Chamber of Commerce under file number 08169375, which is a direct wholly owned subsidiary of Abeiron II;
“Electronic Communication” has the meaning given to those words in the Electronic Commerce Act 2000;
“Electronic Signature” has the meaning given to those words in the Electronic Commerce Act 2000;
“EUR”, “€” and “euro” mean the currency of Ireland;
“Euro Deferred Shares” means deferred ordinary shares of nominal value €1.00 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles;
“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America;
“Governmental Entity” means any government or subdivision thereof, or governmental, judicial, legislative, tax, administrative or regulatory authority or body, whether of Ireland or elsewhere;
“Group Company” or “Group Companies” means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company;
“Majority Share Acquisition” except as specifically defined elsewhere in these articles means the acquisition of shares of a corporation entitling the acquirer of the shares to exercise a majority of the voting power in the election of Directors of such corporation without regard to the voting power that may thereafter exist upon a default, failure, or other contingency by a corporation in consideration in whole or in part, for the issuance or transfer of its voting shares;
“Merger” means the merger of Eaton Corporation with and into MergerSub, with Eaton Corporation surviving the merger as a wholly owned subsidiary of the Company;
“MergerSub” means Turlock Corporation, a company incorporated in Ohio;

“Ordinary Resolution” means a resolution of the Shareholders passed by a simple majority of the votes cast by those present in person or by proxy at a meeting and who are entitled to vote (or, if in writing, signed by all of the Shareholders entitled to attend and vote) at such meeting;
“Ordinary Shares” means ordinary shares of nominal value $0.01 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles;
“Person Entitled by Transmission” means a person whose entitlement to a share arises in consequence of the death or bankruptcy of a Shareholder or in any way other than by transfer;
“Public Announcement” means disclosure in a press release reported by the Dow Jones News Service or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or furnished to Shareholders;
“Redeemable Shares” means shares in the capital of the Company that are redeemable in accordance with the provisions of these articles or the terms of issue of such class or series of shares;
“Register” means the register of members of the Company;
“Registered Office” means the registered office at any given time of the Company;
“Seal” means the common seal of the Company and includes any duplicate seal, securities seal or seal for use abroad;
“Secretary” means any person appointed to perform the duties of the secretary of the Company, or if there are joint secretaries, any of the joint secretaries;
“Serial Preferred Shares” means the serial preferred shares of nominal value $0.01 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles;
“Share” and “Share” means, unless specified otherwise or the context otherwise requires, any share in the capital of the Company;
“Shareholder” means in relation to any share, the person whose name is entered in the Register as the holder of the share or, where the context permits, the persons whose names are entered in the Register as the joint holders of shares;
“Shareholder Associate” of any Shareholder means (1) any person controlling, directly or indirectly, or acting in concert with, the Shareholder; (2) any beneficial owner of securities of the Company owned of record or beneficially by the Shareholder, and (3) any person controlling, controlled by or under common control with the Shareholder Associate;
“Special Resolution” means a special resolution of the Shareholders within the meaning of the Companies Acts;
“Subsidiary” and “Holding Company” have the meanings given to those words in the Companies Acts, except a company shall include any corporation or other legal entity, whether incorporated or established in Ireland or elsewhere;

“Treasury Shares” shall have the meaning given to those words in the Companies Acts;
“US Dollars”, “US$” or “$” means United States dollars, the currency of the United States of America;
“US Holdco” means Eaton Inc., a company incorporated in Ohio, which is a direct wholly owned subsidiary of EHC; and
“Variation Resolution” means a resolution of the Shareholders of any class or series of Shares (1) passed by a two-thirds majority of those present in person or by proxy at a separate meeting of the Shareholders of such class or series of Shares and who are entitled to attend and vote at such meeting or (2) in writing signed by all of the Shareholders of such class or series of Shares.

3	For the purposes of these articles, unless specified otherwise, a contrary intention appears or the context otherwise requires:

(a)	a corporation shall be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these articles or the Companies Acts, is present;

(b)	words importing only the singular number include the plural number and vice versa, and words importing only one gender include the other gender;

(c)	the words “including” and “includes” and any similar words shall be deemed to be followed by the words “without limitation”;

(d)	the word “or” shall be deemed to be used in the inclusive sense of “and/or”;

(e)
except as otherwise specified, the words “herein” and “hereof” and words of similar import shall be deemed to refer to these articles as a whole rather than to any particular portion of these articles;

(f)
references to the “terms of issue” of Shares shall be deemed to mean the terms of issue of those Shares (including, where applicable, the rights attaching to such Shares as set out in these articles) as they may be varied from time to time in accordance with these articles;

(g)	references to a person include any natural person, corporation or other body of persons, whether corporate or not, any trust and any Governmental Entity;

(h)	references to writing shall be construed as including references to printing, lithography, photography, electronic mail and any other modes of representing or reproducing words in a visible form;

(i)
a reference to anything being done by electronic means includes its being done by means of any electronic, telephonic or other communications equipment or facilities and references to any communication being delivered or received, or being delivered or received at a particular place, include the transmission of an electronic, telephonic or similar communication, and to a recipient identified in such manner or by such means, as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

(j)
references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

(k)
references to a dividend include any dividend or distribution, in cash or by the distribution of assets, paid or distributed to Shareholders out of the profits of the Company available for distribution;

(l)	any words or expressions defined in the Companies Acts, if not otherwise defined in or given a particular meaning by these articles, have the same meaning in these articles;

(m)	any reference to any specific statute, statutory provision, act, statutory instrument and other legislation is to legislation operative in Ireland unless otherwise specified;

(n)
except as otherwise specified herein, (i) any reference to any statute, statutory provision, act, statutory instrument or other legislation (whether of Ireland or elsewhere) includes a reference to any modification or re-enactment of it as then in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and then in force, and (ii) any reference to any rule, regulation or order made under any statute, statutory provision, act, statutory instrument or other legislation includes a reference to any modification or replacement of such rule, regulation or order then in force; and

(o)
the provisions of these articles shall insofar as they relate to any right of Shareholders to receive notice of, attend and vote at general meetings (or pass resolutions in writing in lieu of a vote at a general meeting), relate only to holders of Ordinary Shares or any other class or series of shares which, by virtue of these articles or the terms of the issue of such shares, expressly carry the general right to vote at general meetings of the Company and exclude shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred) and any provision of these articles relating to Special Resolutions, Ordinary Resolutions and the respective voting and approval thresholds attaching thereto will be interpreted accordingly.

REGISTERED OFFICE

4	The Registered Office shall be at such place in Ireland as the Board from time to time shall decide.

SHARE CAPITAL AND VARIATION OF RIGHTS

5

(a)
Without prejudice to the power of the Board to issue and allot shares pursuant to the following articles, the authorised share capital of the Company at the date of adoption of these articles is $7,610,000 and €40,000 divided into 750,000,000 Ordinary Shares of $0.01 each, 10,000,000 Serial Preferred Shares of $0.01 each, 10,000 A Preferred Shares of $1.00 each and 40,000 Euro Deferred Shares of €1.00 each.

(b)	The Ordinary Shares shall entitle the holders thereof to the following rights:

(i)	as regards dividends:
after making all necessary provisions, where relevant, for payment of any preference dividend in respect of any preference shares in the Company then in issue, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of the Ordinary Shares in respect of their holdings of such shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

(ii)	as regards capital:
on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Ordinary Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of the holders of any preference shares in the Company then in issue, having preference rights on a return of capital) in respect of their holdings of Ordinary Shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

(iii)	as regards general meetings:
the holders of the Ordinary Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company and every such holder present in person or by proxy shall have one vote for each Ordinary Share held by him;

(iv)	as regards redemption:

(A)
if an Ordinary Share is not listed on a recognised stock exchange within the meaning of the Act and S.I. No. 214/2015 - Companies Act 2014 (Recognised Stock Exchanges) Regulations 2015, including any regulations made from time to time under the Act or any other regulations or statutory provisions having similar effect (“recognised stock exchange”), it shall be automatically converted into a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade (“arrangement”) between the Company and any person (who may or may not be a Shareholder) pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from the relevant person. In these circumstances, the Ordinary Share concerned shall have the same characteristics as any other Ordinary Share in accordance with these articles save that it shall be redeemable in accordance with the arrangement. The acquisition of such Ordinary Shares in accordance with this clause (iv)(A) by the Company shall constitute the redemption of a Redeemable Share in accordance with the Companies Acts; and

(B)
if an Ordinary Share is listed on a recognised stock exchange, the provisions of clause (iv)(A) shall apply unless the Board resolves, prior to the existence or creation of any relevant arrangement, that the arrangement concerned is to be treated as an acquisition of shares pursuant to article 7, in which case the arrangement shall be so executed.

(c)
The special rights conferred upon the holders of any shares or class or series of shares shall not, unless otherwise expressly provided in the terms of issue of such shares, be deemed to be varied by the creation or issue or redemption of (existing or further) shares ranking pari passu with them.

(d)
Notwithstanding any other provision of these articles, the nominal value of the issued share capital of the Company which is not redeemable will in no event be less than one tenth of the nominal value of the total issued share capital of the Company.

(e)	Euro Deferred Shares:

(i)
The holders of the Euro Deferred Shares shall not be entitled to receive any dividend or distribution and shall not be entitled to receive notice of, nor to attend, speak or vote at any meeting of some or all of the Shareholders of the Company. On a return of assets, whether on liquidation or otherwise, the Euro Deferred Shares shall entitle the holder thereof only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the Ordinary Shares plus the payment of $5,000,000 on each of the Ordinary Shares and the holders of the Euro Deferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company.

(ii)	The Special Resolution passed on the date of adoption of these articles (the “Adoption Date”) shall be deemed to confer irrevocable authority on the Company at any time after the Adoption Date:

(A)
to acquire all or any of the fully paid Euro Deferred Shares otherwise than for valuable consideration in accordance with Section 102(1) of the Act and without obtaining the sanction of the holders thereof;

(B)
to appoint any person to execute on behalf of the holders of the Euro Deferred Shares remaining in issue (if any) a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate;

(C)	to cancel any acquired Euro Deferred Shares; and

(D)	pending such acquisition and/or transfer and/or cancellation to retain the certificate (if any) for such Euro Deferred Shares.

(iii)
In accordance with Section 1040(3) of the Act the Company shall, not later than three years after any acquisition by it of any Euro Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the issued share capital by the nominal value of the shares so cancelled and the Directors may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with Sections 84 and 85 of the Act including passing resolutions in accordance with Section 1040(5) of the Act.

(iv)
Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Euro Deferred Shares nor the redemption thereof nor the cancellation thereof by the Company in accordance with this article shall constitute a variation or abrogation of the rights or privileges attached to the Euro Deferred Shares, and accordingly the Euro Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the holders of the Euro Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

(f)	Serial Preferred Shares:

(i)
Issuance in Series: The Serial Preferred Shares may be issued from time to time in series. All Serial Preferred Shares shall be of equal rank and shall be identical, except in respect of matters that may be fixed by the Board as herein provided, and each share of a particular series shall be identical with all other shares of such series, except that in the case of series on which dividends are cumulative the dates from which dividends are cumulative may vary to reflect differences in the dates of issue. Subject to the provisions of articles 5(f)(ii)-(viii) both inclusive, of this article 5(f), which provisions shall apply to all Serial Preferred Shares, the Board is hereby authorised to cause Serial Preferred Shares to be issued in one or more series, and with respect to each such series and prior to the issuance thereof, to fix:

(A)	the designation of the series, which may be by distinguishing number, letter or title;

(B)
the number of shares of the series, which number the Board may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then in issue), the shares reclassified from any series to be available for reissuance in other series;

(C)	the dividend rate of the series;

(D)	the dates on which dividends, if declared, shall be payable, and in the case of series on which dividends are cumulative the dates from which dividends shall be cumulative;

(E)	the redemption rights and price or prices, if any, for shares of the series;

(F)	subject to the Companies Acts, the terms, conditions, and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

(G)	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company;

(H)
whether the shares of the series shall be convertible into Ordinary Shares or shares of any other series or class, and, if so, the conversion price or prices and the adjustments thereof, and all other terms and conditions upon which such conversion may be made; and

(I)	restrictions (in addition to those set forth in article 5(f)(vi)(G) and article 5(f)(vi)(H)) of this article 5(f)) on the issuance of shares of the same series of or any other class or series.

(ii)	Dividend Rights:

(A)
The holders of Serial Preferred Shares of each series, in preference to the dividend rights of any other class of shares of the Company shall be entitled to receive out of any funds legally available for distribution and when and as declared by the Board, dividends in cash at the rate for such series fixed in accordance with the provisions of article 5(f)(i), and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series.

(B)	No dividend for any quarterly dividend period shall be paid upon or declared and reserved for any of the Serial Preferred Shares for any quarterly dividend period unless:

(1)
as to each series of Serial Preferred Shares entitled to cumulative dividends, dividends for all past dividend periods shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart; and

(2)
as to all series of Serial Preferred Shares, dividends for the current dividend period shall have been paid or have been declared and a sum sufficient for the payment thereof set apart rateably in accordance with the amounts which would be payable as dividends on the shares of the respective series for the current dividend period if all dividends for the current dividend period were declared and paid in full.

(C)
No dividend in respect of past dividend periods shall be paid upon or declared and set apart for payment on any of the Serial Preferred Shares entitled to cumulative dividends unless there shall or have been declared and set apart for payment on all issued Serial Preferred Shares entitled to cumulative dividends, dividends for past dividend periods rateably in accordance with the amounts which would be payable on the shares of the series entitled to cumulative dividends if all dividends due for all past dividend periods were declared and paid in full.

(iii)	Dividends and Acquisition of Shares:

(A)
So long as any Serial Preferred Shares are in issue, no dividend, shall (except a dividend payable in Ordinary Shares or in any other shares of the Company ranking junior to the Serial Preferred Shares, and/or except for any dividend in respect of the A Preferred Shares), be paid or declared or any distribution be made, except as aforesaid, on the Ordinary Shares or on any other shares of the Company, nor shall any Ordinary Shares or (save for the A Preferred Shares) any other shares of the Company be purchased, redeemed or otherwise acquired by the Company be made (except out of the proceeds of a fresh issue of Ordinary Shares or any other shares of the Company ranking junior to the Serial Preferred Shares) or any payment into a sinking fund with respect to any other shares of the company be made;

(1)
unless in each case all dividends on the Serial Preferred shares for past quarterly dividend periods and the full dividends for the current quarterly dividend period shall have been declared and paid or a sum sufficient for payment thereof set apart; and

(2)
unless in each case there shall be no default with respect to the redemption of Serial Preferred Shares of any series from, and no default with respect to any required payment into, any sinking fund provided for shares of such series in accordance with the provisions of article 5(f)(i).

(iv)	Redemption:

(A)
Subject to the express terms of each series and to the provisions of article 5(f)(vi)(G)(3) and to the provisions of the Companies Acts, the Company (i) may from time to time redeem all or any part of the Serial Preferred Shares of any series at the time in issue at the option of the Board at the applicable redemption price for such series fixed in accordance with the provisions of article 5(f)(i), or (ii) shall from time to time make redemptions of the Serial Preferred Shares as may be required to fulfil the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of article 5(f)(i), together in each case with accrued and unpaid dividends to the redemption date.

(B)
Notice of every such redemption shall be mailed, by first-class mail, postage prepaid, to the holders of record of the Serial Preferred Shares to be redeemed at their respective addresses then appearing on the share register of the Company, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Company may deposit the aggregate redemption price of the Serial Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Dublin, Ireland, London, United Kingdom or New York, United States of America, having capital and surplus of more than $5,000,000, named in such notice, directed to be paid to the respective holders of the Serial Preferred Shares so to be redeemed, in amounts equal to the redemption price of all Serial Preferred Shares so to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, or surrender of the stock certificate or certificates held by such holders, and upon the giving of such notice and the making of such deposit such holders shall cease to be Shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no interest in or claim against the Company with respect to such shares except only to receive such money from such bank or trust company, without interest, or the right to exercise, before the redemption date, any unexpired rights of conversion. In case less than all of the issued shares of Serial Preferred Shares are to be redeemed, the Company shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board.

(C)
If the holders of Serial Preferred Shares which shall have been called for redemption shall not, within six years after such deposit, have claimed the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Company such unclaimed amounts and thereupon such bank or trust company and the Company shall be relieved of all responsibility in respect thereof and to such holders.

(D)
Any Serial Preferred Shares which are redeemed by the Company pursuant to the provisions of this article 5(f)(iv) and any Serial Preferred Shares which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any Serial Preferred Shares which are converted in accordance with their express terms shall be cancelled and not reissued. Any Serial Preferred Shares otherwise acquired by the Company shall be restored to the status of authorised and unissued Serial Preferred Shares without serial designation.

(v)	Rights Upon Liquidation:

(A)
The holders of Serial Preferred Shares of any series shall in case of liquidation, dissolution or winding up of the Company be entitled to receive in full out of the assets of the Company, including its capital, before any amount shall be paid or distributed among the holders of Ordinary Shares or any other shares of the Company with the exception of the A Preferred Shares, the amounts fixed with respect to shares of such series in accordance with article 5(f)(i), plus in any such event an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the Company. In case the net assets of the Company legally available therefore are insufficient to permit the payment upon all issued Serial Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed rateably upon the issued Serial Preferred shares in proportion to the full preferential amount to which each such share is entitled.

(B)
After payment to holders of Serial Preferred Shares of the full preferential amounts as aforesaid, holders of Serial Preferred Shares as such shall have no right or claim to any of the remaining assets of the Company.

(C)
In this article “dividends accrued and unpaid” on any share means an amount computed by dividing the annual dividend payable on the share (whether earned, declared, paid or not) by 365 and multiplying the result by the number of days from the date on which dividends on the share first became cumulative through the date of payment of the amount due or the redemption date, as the case may be, and subtracting from the product the sum of dividends paid (without interest) on the share and of dividends declared on the share for whose payment a sufficient sum has been set aside.

(D)
The merger or consolidation of the Company into or with any other company or corporation, or the merger of any other company or corporation into it, or the sale, lease, or general reorganisation by scheme of arrangement (not being a reorganisation pursuant to an examinership or liquidation or other insolvency event) or conveyance of all or any part of the property or business of the Company, shall not be deemed to be a dissolution, liquidation or winding up of the Company for the purposes of this article 5(f)(v). No purchase, redemption or retirement of any shares of the Company in any manner authorised or permitted by these articles of association shall be considered a reduction of capital within the meaning of this article 5(f)(v).

(vi)	Voting Rights:

(A)
The holders of Serial Preferred Shares shall be entitled to one vote for each such share upon all matters presented to Shareholders; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Shares and the holders of Ordinary Shares shall vote together as one class on all matters.

(B)
If, and so often as, the Company shall be in default in the payment of the equivalent of six quarterly dividends (whether or not consecutive) on any series of Serial Preferred Shares at the time in issue, whether or not earned or declared, the holders of Serial Preferred Shares of all series voting separately as a class and in addition to all other rights to vote for Directors shall be entitled to elect, as herein provided, two members of the Board; provided, however, that the holders of Serial Preferred Shares shall not have or exercise such special class voting rights except at meetings of the Shareholders for the election of Directors at which the holders of not less than a majority of the issued Serial Preferred Shares of all series are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all dividends on the Serial Preferred Shares of all series then in issue for past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, whereupon the holders of Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the re-vesting of such special class voting rights in the event hereinabove specified in this article 5(f)(vi)(B).

(C)
At any time after such voting power shall have been so vested in the holders of the Serial Preferred Shares, the Secretary may, and, upon the written request of the holders of record of 10% or more of the Serial Preferred Shares then in issue, addressed to him at the Registered Office, shall call an extraordinary general meeting of the holders of the Series Preferred Shares for the election of the Directors to be elected by them as herein provided to be held within 30 days after such call and at the place and upon the notice provided by law and in the Companies Acts for the holding of meetings of Shareholders; provided, however, that the Secretary shall not be required to call such extraordinary general meeting in the case of any such request received less than 90 days before the date fixed for any annual general meeting of Shareholders.

(D)
If any such extraordinary general meeting required to be called as provided shall not be called by the Secretary within the 30 days after the receipt of any such request, then the holders of record of 10% or more of the Serial Preferred Shares then in issue may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice above provided and for that purpose shall have access to the Register. No such extraordinary general meeting and no adjournment thereof shall be held on a date later than 30 days before the annual general meeting of the Shareholders or extraordinary general meeting held in place thereof next succeeding the time when the holders of the Serial Preferred Shares become entitled to elect Directors as above provided. If any such special meeting shall be called as above provided, then, by vote of the holders of at least a majority of those Serial Preferred Shares which are present or represented by proxy at such meeting, the then authorised number of Directors of the Company shall be increased by two and at such meeting, the holders of the Serial Preferred Shares shall be entitled to elect the additional Directors so provided for, but any Directors so elected shall not hold office beyond the annual general meeting of the Shareholders or extraordinary general meeting held in place thereof next succeeding the time when the holders of the Serial Preferred Shares become entitled to elect Directors as above provided.

(E)
Whenever the holders of the Serial Preferred Shares shall be divested of the voting power as above provided, the terms of office of all persons elected as Directors by the holders of the Serial Preferred Shares as a class shall forthwith terminate and the number of Directors shall be reduced accordingly.

(F)
The two Directors who may be elected by the holders of Serial Preferred Shares pursuant to the foregoing provisions shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Company or require the resignation of any Director elected otherwise than pursuant to such provisions.

(G)
In addition to any requirements of the Companies Acts, the vote or consent of the holders of at least two-thirds of the then issued Serial Preferred Shares, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote or consent):

(1)
Any amendment, alteration or repeal of any of the provisions of these articles of association or the Company’s memorandum of association which affects adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; provided, however, that for the purpose of this article (1) only, neither the amendment of these articles of association to authorise, or to increase the authorised or issued number of Serial Preferred Shares or of any class ranking on a parity with or junior to the Serial Preferred Shares, nor the increase by the Shareholders pursuant to these articles of the number of Directors of the Company shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; and provided, further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all of the then issued series of Serial Preferred Shares, only the vote or consent of the holders of at least two-thirds of the number of the then issued shares of the series so affected shall be required;

(2)	The authorisation of, or the increase in the authorised number of, any shares of any class ranking prior to the Serial Preferred Shares;

(3)	The purchase or redemption (whether for sinking fund purposes or otherwise) of less than all of the then issued Serial Preferred Shares except in accordance with a purchase offer made to all holders of record of Serial Preferred Shares, unless all dividends on all Serial Preferred Shares then issued for all previous quarterly dividend periods shall have been declared and paid or funds thereof set apart and all accrued sinking fund obligations applicable to all Serial Preferred Shares shall have been complied with.

(H)
The vote or consent of the holders of at least a majority of the then issued Serial Preferred Shares, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary (but so far as the holders of Serial Preferred Shares are concerned such action may be effected with such vote or consent) to authorise the creation or issue of any shares ranking on a parity with the Serial Preferred Shares or an increase in the authorised number of shares of Serial Preferred Shares.

(vii)
No holder of the Serial Preferred Shares of any series shall be entitled as such as a matter of right to subscribe for or purchase any part of any issue of securities of the Company, of any class whatsoever, or any part of any issue of securities convertible into shares of the Company, of any class whatsoever, and whether issued for cash, property, services, or otherwise.

(viii)	For the purposes of this article 5(f):

(A)
Whenever reference is made to shares “ranking prior to the Serial Preferred Shares”, such reference shall mean and include all shares of the Company in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation are given preference over the rights of the holders of Serial Preference Shares.

(B)
Whenever reference is made to shares “ranking junior to the Serial Preferred Shares”, such reference shall mean and include all shares of the Company in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation rank on an equality with the rights of the holders of Serial Preferred Shares.

(C)
Whenever reference is made to shares “ranking junior to the Serial Preferred Shares”, such reference shall mean and include all shares of the Company in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation are junior or subordinate to the rights of the holders of Serial Preferred Shares.

(g)	The A Preferred Shares shall entitle the holders thereof to the following rights:

(i)	as regards dividends:
the holder of the A Preferred Shares shall be entitled in priority to any payment of dividend on any other class of shares in the Company to be paid a dividend in an amount per A Preferred Share equal to twice the dividend to be paid per Ordinary Share;

(ii)	as regards capital:
on a return of assets, whether on liquidation or otherwise, the A Preferred Shares shall entitle the holder thereof to repayment of the capital paid up thereon (including any share premium) in priority to any repayment of capital to the holder(s) of any other shares and the holders of the A Preferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company; and

(iii)	as regards voting in general meetings:
the holders of the A Preferred Shares shall not be entitled to receive notice of, nor to attend, speak or vote at any meeting of some or all of the Shareholders of the Company.
SHARES - ALLOTMENTS AND ISSUANCES

6

(a)
Without prejudice to the authority conferred on the Directors pursuant to article 5 to issue A Preferred Shares or Serial Preferred Shares in the capital of the Company, if at any time the share capital is divided into different classes of shares the rights attached to any class may, unless otherwise expressly provided in the terms of issue of the shares of that class or series or by law or by article 5, from time to time, be varied with the sanction of a Variation Resolution of that class or series.

(b)
Subject to the Companies Acts and the expiration dates contained in articles 6(c) and 6(d), the unissued shares of the Company (whether forming part of the original share capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options, warrants or other rights over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and generally on such terms and conditions as the Board may from time to time determine, but no such share shall be issued at a discount save in accordance with section 71(4) and 1026 of the Act, and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

(c)
The Board is, for the purposes of the Companies Acts, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by Section 1021 of the Act) up to the amount of the Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of the Companies Acts and held as treasury shares and this authority shall expire five years from the date of adoption of these articles. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this article 6(c) had not expired.

(d)
The Board is hereby empowered pursuant to Section 1023 of the Act to allot equity securities within the meaning of the said Section 1023 for cash, as if Section 1022(1) of the Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this article 6(d) had not expired.

(e)
Subject to any requirement to obtain the approval of Shareholders under any laws, regulations or the rules of any stock exchange to which the Company is then subject and any other applicable law, the Board is authorised, from time to time, in its discretion, to grant such persons, including Directors, for such periods and upon such terms as the Board deems advisable, (i) options to purchase or subscribe for or (ii) commitments to issue at a future date, such number of shares of any class or classes or of any series as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued.

(f)
The Company may, insofar as the Companies Acts or any other applicable law permits, pay commission or brokerage fees to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Board may determine, including by paying cash or allotting and issuing paid up shares, in accordance with the Companies Acts.

(g)
No share of the Company shall be issued unless it is paid up, in accordance with the Companies Acts. Except as otherwise expressly provided by these articles, or as otherwise agreed with the Company or determined by the Board, no Shareholder shall be liable to make any additional payment to the Company in respect of any share beyond the initial consideration agreed with the Company at or before the time of issue thereof.

COMPANY PURCHASES

7
Subject to the Companies Acts, the Company may, without prejudice to any relevant special rights attached to any class or series of shares, pursuant to the Companies Acts, purchase any of its own shares, including any Redeemable Shares, whether in the market, by tender or by private agreement, at such prices (whether at nominal value or above or below nominal value) and otherwise on such terms and conditions as the Board may from time to time determine and without any obligation to purchase on any pro rata basis as between Shareholders or Shareholders of the same class or series (the whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts) and may cancel any shares so purchased or hold them as treasury shares and may reissue any such shares as shares of any class or classes or series.

8
Except only as otherwise provided in these articles, as ordered by a court of competent jurisdiction, or as otherwise required by law, the Company shall be entitled to treat the registered holder of any share as the absolute owner of it and accordingly no person shall be recognised by the Company as holding any share upon trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future or partial interest or other right in any share except an absolute right to the entirety of the share in the registered holder of it. This shall not preclude the Company from requiring the Shareholders or a transferee of shares to furnish the Company with information as to the beneficial ownership of (or other interest of any person in) any share.

INCREASE OF CAPITAL

9
The Company may from time to time by Ordinary Resolution increase its authorised share capital by such sum, to be divided into shares of such nominal value, as such Ordinary Resolution shall prescribe.

ALTERATION OF CAPITAL

10

(a)	The Company may from time to time by Ordinary Resolution:

(i)	consolidate and divide all or any of its share capital into shares of larger nominal value than any of its existing shares;

(ii)	sub-divide its shares or any of them into shares of smaller nominal value than is fixed by its memorandum of association, subject to the Companies Acts; and

(iii)
cancel shares which, at the date of the passing of the relevant Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its authorised share capital by the amount of the shares so cancelled.

(b)
Where any difficulty arises in regard to any division, consolidation, sub-division or cancellation under this article 10, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Shareholders who would have been entitled to the fractions. For the purpose of any such sale the Board may authorise some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

REDUCTION OF CAPITAL

11
Subject to the Companies Acts and to any confirmation or consent required by law or these articles, the Company may from time to time by Special Resolution authorise the reduction in any manner of its issued share capital, any capital redemption reserve fund, share premium account or undenominated capital.

12
In relation to any such reduction, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including, in the case of a reduction of part only of a class or series of shares, those shares to be affected.

THE MERGER

13
Pursuant to the terms of the Merger, at the time the Merger becomes effective (the “Merger Effective Time”), EHC and US Holdco shall deposit with the exchange agent (the “Exchange Agent”) certificates or, at the Company’s option, evidence of shares in book entry form, representing all of the ordinary shares of US$0.01 each in the capital of the Company (the “Company Shares”) in issue immediately prior to the Merger Effective Time (other than the one hundred Company Shares in issue at 21 May 2012 (the “Company Subscriber Shares”)). All certificates or evidence of shares in book entry form representing the Company Shares deposited with the Exchange Agent pursuant to the preceding sentence shall hereinafter be referred to as the “Eaton Exchange Fund”. As soon as reasonably practicable after the Merger Effective Time and in any event within four business days after the Merger Effective Time, the Company shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Merger Effective Time represented outstanding Eaton Corporation shares (the “Eaton Certificates”); and to each holder of record of non-certificated outstanding Eaton Corporation shares represented by book entry the (the “Eaton Book Entry Shares”), which at the Merger Effective Time were converted into the right to receive, for each such Eaton Corporation share, one Company Share (the “Merger Consideration”):

(i)
a letter of transmittal which shall specify that delivery shall be effected, and that risk of loss and title to the Eaton Certificates shall pass, only upon delivery of the Eaton Certificates to the Exchange Agent or, in the case of the Eaton Book Entry Shares, upon adherence to the procedures set forth in the letter of transmittal, and

(ii)	instructions for use in effecting the surrender of the Eaton Certificates and the Eaton Book Entry Shares (as applicable), in exchange for payment of the Merger Consideration therefor.
Upon surrender of Eaton Certificates and/or Eaton Book Entry Shares (as applicable) for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Eaton Certificates or Eaton Book Entry Shares (as applicable) shall be entitled to receive in exchange therefore (i) that number of Company Shares into which such holder’s Eaton Corporation shares represented by such holder’s properly surrendered Eaton Certificates or Eaton Book Entry Shares (as applicable) were converted pursuant to the Merger, and (ii) a cheque in an amount of US dollars equal to any cash dividends or other distributions that such holder has a right to receive and the amount of any cash payable in lieu of any fractions of shares in the Company that such holder has the right to receive pursuant to the merger. In the event of transfers of ownership of shares of Eaton Corporation common stock which are not registered in the transfer records of Eaton Corporation, the proper number of Company Shares may be transferred to a person other than the person in whose name the Eaton Certificate or the Eaton Book Entry Shares (as applicable) so surrendered is registered, if such Eaton Certificate or the Eaton Book Entry Shares (as applicable) shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such transfer shall pay any transfer or other taxes required by reason of the transfer of Company Shares to a person other than the registered holder of such Eaton Certificate or Eaton Book Entry Shares (as applicable) or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Any portion of the Eaton Exchange Fund which has not been transferred to the holders of the Eaton Certificates or the Eaton Book Entry Shares (as applicable) as of the one year anniversary of the Merger Effective Time, shall be delivered to the Company or its designee, upon demand, and the Company Shares included therein shall be sold at the best price reasonably obtainable at that time. Any holder of Eaton Certificates or Eaton Book Entry Shares (as applicable) who has not complied with the applicable exchange procedures or duly completed and validly executed the applicable documents necessary to receive the Merger Consideration, prior to the one year anniversary of the Merger Effective Time shall thereafter look only to the Company for payment of such holder’s claim for the Merger Consideration (subject to abandoned property, escheat or other similar applicable laws), such claim only being a claim for cash equal to the amount of monies received by the Company for sale of the Company Shares to which such holder had been entitled pursuant to the Merger.
CERTIFICATES

14

(a)
Shares shall be issued in registered form. Each shareholder of the Company shall, upon request to the Company, be entitled to a certificate, issued under Seal and signed by a person or persons then authorised pursuant to article 109 to affix the Seal over his signature, evidencing the number and class of paid-up shares held by such shareholder in the Company, but no certificate for shares shall be executed or delivered until such shares are fully paid; provided, however, that when any such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any such officer upon such certificate may be facsimile, engraved, stamped or printed.

(b)
In case any officer or officers, who shall have signed, or whose facsimile signatures shall have been engraved, stamped or printed on any certificate or certificates for shares, shall cease to be such officer or officers of the Company, because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates, if authenticated by the endorsement thereon of the signature of an incorporated transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Company by the use and delivery thereof and shall be effective in all respects when delivered.

(c)	Such certificates shall be in such form as shall be approved by the Board and shall comply with the Companies Acts.

(d)	In the case of a share held jointly by several persons, delivery of a certificate in their joint names to one of several joint holders shall be sufficient delivery to all.

15
Any person claiming a share certificate to have been lost, destroyed or stolen, shall make an affidavit or affirmation of that fact, and if required by the Board shall advertise the same in such manner as the Board may require, and shall give the Company, its transfer agents and its registrars a bond of indemnity, in form and with one or more sureties satisfactory to the Board or anyone designated by the Board with authority to act thereon, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, destroyed or stolen.

LIEN

16
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, (whether presently payable or not) payable at a fixed time or called in respect of that share. The Board, at any time, may declare any share to be wholly or in part exempt from the provisions of this article. The Company’s lien on a share shall extend to all moneys payable in respect of it.

17

(a)
The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently due nor until the expiration of 14 clear days after a notice, stating and demanding payment of the sum presently due and giving notice of the intention to sell in default of such payment, has been served on the holder of the share or the person entitled by transmission to it.

(b)
The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is due, and any residue shall (subject to a like lien for debts or liabilities not presently due as existed upon the share prior to the sale) be paid to the holder of, or the person entitled by transmission to, the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share to the purchaser. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale. If a share, which is to be sold as provided for in this article 17, is held in uncertificated form (as such term is used in the Companies Act 1990 (Uncertificated Securities) Regulations 1996, including any modification thereof or any regulations in substitution therefor made under the Companies Acts or otherwise), the Board may authorise some person to do all that is necessary under the Companies Act 1990 (Uncertificated Securities) Regulations 1996, including any modification thereof or any regulations in substitution therefor made under the Companies Acts or otherwise, to put such share into certificated form prior to its sale.

CALLS ON SHARES

18
Subject to the terms of allotment, the Board may make calls upon the members in respect of any monies unpaid on their shares and each member (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part.

19	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

20	A person on whom a call is made shall (in addition to a transferee) remain liable notwithstanding the subsequent transfer of the share in respect of which the call is made.

21	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

22
If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Companies Acts) but the Board may waive payment of the interest wholly or in part.

23
An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or by way of premium, shall be deemed to be a call and if it is not paid the provisions of these articles shall apply as if that amount had become due and payable by virtue of a call.

24	Subject to the terms of allotment, the Board may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

25
The Board may, if they think fit, receive from any member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate as may be agreed upon between the Directors and the member paying such sum in advance.

FORFEITURE

26
If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on his requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

27
The notice shall state a further day (not earlier than the expiration of fourteen clear days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

28
If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Board to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Shares and not paid before forfeiture. The Board may accept a surrender of any share liable to be forfeited hereunder.

29
On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

30
A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Board think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Board think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Board may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

31
A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but nevertheless shall remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares, without any deduction or allowance for the value of the shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares.

32
A statutory declaration or affidavit that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

33
The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

34
The Board may accept the surrender of any share which the Board have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

REGISTER OF SHAREHOLDERS

35

(a)
The Register shall be kept in the manner prescribed by the Companies Acts at the Registered Office or at such other place as may be authorised by the Board from time to time consistent with the Companies Acts.

(b)
If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register at such location or locations within or outside Ireland as the Board thinks fit. The original Register shall be treated as the register of members for the purposes of these articles and the Companies Acts.

(c)
The Company or any agent(s) appointed by it to maintain the duplicate Register of members in accordance with these articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register all transfer of Shares effected on any duplicate Register and shall at all times maintain the original Register in such manner as to show at all times the members for the time being and the shares respectively held by them, in all respects in accordance with the Companies Acts.

(d)
Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register, or otherwise recognised by the Company, any indication of any trust or any equitable, beneficial, contingent, future, fractional or partial interest in any share, and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any provisions of these articles provided that no interest will be entered in the Register unless permitted by the Companies Acts.

REGISTER OF DIRECTORS AND SECRETARY

36
The Secretary shall maintain a register of the Directors and Secretary of the Company as required by the Companies Acts. The register of Directors and Secretary shall be open to inspection in the manner prescribed by the Companies Acts at such times as the Board may from time to time determine.

TRANSFER OF SHARES

37
Subject to the Companies Acts, to such of the restrictions contained in these articles as may be applicable and to the terms of the issue and rights and privileges attaching to any class or series of share, any Shareholder may transfer all or any of his shares (of any class or series) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate (if any) issued in respect of the share.

38

(a)
The instrument of transfer of a Share shall be signed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect of it. The instrument of transfer need not be signed by or on behalf of the transferee. All instruments of transfer may be retained by the Company. The foregoing provisions of this article 38(a) and the provisions of article 38(b) shall not limit the rights of the Company provided in articles 16 and 17.

(b)
Upon receipt of instructions in writing by a transferor, the instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary or any other duly authorised delegate or attorney of the Secretary or Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the transferor in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class (or series) and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor in accordance with the first sentence of this article 38(b), be deemed to be a proper instrument of transfer for the purposes of the Companies Acts. Neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the transfer should the Board so determine.

(c)
The Company, at its absolute discretion and insofar as the Companies Acts or any other applicable law permit, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid (and the provisions of articles 16 and 17 shall apply to such lien).

(d)
Nothing in these articles shall preclude the Board from recognising the renunciation of the allotment of any share by an allottee in favour of some other person on such terms and subject to such conditions as the Board may from time to time decide.

(e)
The Board may in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any Share which is not a fully paid Share. The Board may also, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any Share unless:

(i)
the instrument of transfer is fully and properly completed and is lodged with the Company accompanied by the certificate for the Shares (if any) to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of Shares;

(iii)
a registration statement under the Securities Act of 1933 of the United States of America is in effect with respect to such transfer or such transfer is exempt from registration and, if requested by the Board, a written opinion from counsel reasonably acceptable to the Board is obtained to the effect that such transfer is exempt from registration;

(iv)	the instrument of transfer is properly stamped (in circumstances where stamping is required);

(v)	in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four;

(vi)
it is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

(vii)	it is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

(f)	Subject to any directions of the Board from time to time in force, the Secretary or Assistant Secretary may exercise the powers and discretions of the Board under article 38(e) and articles 37 and 39.

(g)
The registration of transfers may be suspended at such time and for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended for more than 30 days in any year except as may be required by applicable law.

39

(a)	If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

(b)
No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

40
In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint Shareholder, or the estate representative, where he or she was sole Shareholder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these articles shall release the estate of a deceased Shareholder from any liability in respect of any share held by him solely or jointly with other persons. In this article, estate representative means the person to whom appropriate authority has been granted to represent or administer or otherwise manage the estate of a deceased Shareholder under the laws applicable to the estate of the deceased Shareholder or, if there is no such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this article.

41

(a)
Subject to article 38(e) any person entitled by transmission to a share may, upon the production of such evidence as may be properly required by the Board from time to time, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the transferee of the share.

(b)
Subject to article 38(e) and article 41(c), if such person entitled by transmission to a share elects to be registered as holder of the share, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee.

(c)
All of the provisions of these articles relating to the right to transfer and the registration of transfers of shares shall apply to any such notice or instrument of transfer as if the death or bankruptcy of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer signed by such Shareholder.

42
A person entitled by transmission to a share shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled to exercise any right in respect of the share in relation to meetings of the Company; provided, however, that the Board may at any time give notice requiring a person entitled by transmission to a share to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 clear days after the date such notice is given, the Board may withhold payment of any dividend, other monies payable, scrip dividend or capitalisation issue of shares or other similar benefit in respect of the share until the requirements of the notice have been complied with.

43	Subject to any directions of the Board from time to time in force, the Secretary or Assistant Secretary may exercise the powers and discretions of the Board under articles 40, 41 and 42.

GENERAL MEETINGS

44
The Board may, whenever it thinks fit (and, to the extent required by the Companies Acts, shall, on the requisition in writing of Shareholders holding such number of shares as is prescribed by the Companies Acts), convene a general meeting in the manner provided for in these articles and the Companies Acts.

45
In accordance with the Companies Acts, the Board shall convene and the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Each such annual general meeting shall be held within such time period as required by Section 175 of the Act. All general meetings other than annual general meetings shall be called extraordinary general meetings.

46	Each general meeting shall be held at such time and place as specified in the notice of meeting. Subject to the provisions of the Companies Acts, all general meetings may be held outside of Ireland.

47
Subject to the Companies Acts, all of the provisions of these articles relating to meetings and resolutions of Shareholders (other than to meetings of any separate class or series of Shareholders) shall apply mutatis mutandis to (a) any separate meeting of ordinary Shareholders and (b) any separate meeting of any other class or series of Shareholders, except as otherwise expressly provided in the terms of issue of such other class or series of shares.

NOTICE OF GENERAL MEETINGS

48

(a)
Subject to the provisions of the Companies Acts, an annual general meeting and an extraordinary general meeting called for the passing of a Special Resolution shall be called by at least 21 clear days’ notice and all other extraordinary general meetings shall be called by at least 14 clear days’ notice. The notice of a general meeting shall specify the place, day and time of the meeting (including any satellite meeting place arranged for the purposes of article 54) and, in the case of an extraordinary general meeting, the general nature of the business to be considered.

(b)
Upon request in writing of Shareholders holding such number of shares as is prescribed by the Companies Acts, delivered to the Registered Office, it shall be the duty of the Director to convene a general meeting to be held within 2 months from the date of the deposit of the requisition in accordance with the Companies Acts. If such notice is not given within 2 months after the delivery of such request, the requisitionists, or any one of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of 3 months from the said date and any notice of such meeting shall be in compliance with these articles.

(c)
Notice of every general meeting shall be given in any manner permitted by these articles to all Shareholders (other than those who, under the provisions of these articles or the terms of issue of the shares which they hold, are not entitled to receive such notice from the Company) and to each Director and to the Auditors.

(d)
The Board may fix a future time not exceeding sixty days preceding any meeting of Shareholders as a record date for the determination of the Shareholders entitled to attend and vote at any such meeting or any adjournments thereof, and, in such case, only Shareholders of record at the time so fixed shall be entitled to notice of and to vote at such meetings or any adjournment thereof. Subject to Section 174 of the Act, the Board may close the Register against transfers of Shares during the whole or part of such period ending with the date, if any, to which adjourned. If no record date is fixed, the record date for determining the Shareholders who are entitled to vote at a meeting of Shareholders shall be the date preceding the day on which notice is given, or the date preceding the day on which the meeting is held, as the case may be.

49
The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting. Attendance by a Shareholder present, either in person or by proxy, at any general meeting of the Company of the holders of any class or series of shares in the Company without protesting, prior to or at the commencement of the meeting, the failure to receive notice or, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

50
All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend of an amount not exceeding the amount recommended by the Directors, the consideration of the Company’s statutory financial statements and the report of the Directors and the report of the statutory auditors on those statements and that report, the review by the members of the Company’s affairs, the election and re-election of Directors, the appointment and re-appointment of the Auditors and the authorisation of the Directors to approve the remuneration of the Auditors.

51

(a)
The chairman of the Board, if any, or, in his absence, another Director designated by the chairman of the Board shall preside as chairman at every general meeting of the Company. If neither the chairman of the Board nor such other Director designated by the chairman of the Board is present within 30 minutes after the time appointed for holding the meeting, the Shareholders present shall choose one of their number to be chairman of the meeting. The chairman of the meeting shall take such action as he thinks fit to promote the proper and orderly conduct of the business of the meeting as laid down in the notice of the meeting.

(b)
The Board, in advance of any meeting of shareholders may appoint inspectors to act at such meeting or any adjournment thereof, the terms of appointment of which shall be at the discretion of the Board. No inspector need be a Shareholder.

52

(a)
Subject to the requirements of the Companies Acts, anything which may be done by resolution in general meeting may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders entitled generally to vote at general meetings who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution and if described as a special resolution shall be deemed to be a Special Resolution or a special resolution of the class, as applicable. Such resolution in writing may be signed in as many counterparts as may be necessary. This article 52 shall not apply to those matters required by the Companies Acts to be carried out in a meeting.

(b)
For the purposes of any written resolution under this article 52, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this article 52, a reference to such date.

(c)	A resolution in writing made in accordance with this article 52 is as valid as if it had been passed by the Company in general meeting.

53
No business shall be transacted at any general meeting or adjourned meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment or election of a chairman, which shall not be treated as part of the business of the meeting. Three Shareholders present in person or by proxy at any meeting of Shareholders shall constitute a quorum for such meeting, or in the event a class of Shareholders has three or fewer members, one person present in person or by proxy shall constitute a quorum, but no action required by law or these articles, to be authorised or taken by the holders of a designated proportion of the shares of any particular class or of each class, may be authorised or taken by a lesser number.

54

(a)
Subject to the Companies Acts, the Board may resolve to enable persons entitled to attend a general meeting of the Company to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world and by such electronic means as the Board may from time to time approve. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the meeting in question if the chairman is satisfied that the conditions referred to in articles 54(b)(i), 54(b)(ii) and 54(b)(iii) have been met.

(b)
If it appears to the chairman of a general meeting that the place of the meeting (or any satellite meeting) specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, then the meeting nevertheless is duly constituted and its proceedings nevertheless are valid if the chairman is satisfied that adequate facilities have been made available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to:

(i)
communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud speakers, audio-visual or other communications equipment or facilities;

(ii)	have access to all documents which are required by the Companies Acts and these articles to be made available at the meeting; and

(iii)	participate in any poll required to vote on any resolutions of the Company;
and in that case the chairman may elect to use such adequate facilities described in the preceding sentence for the purposes of the meeting and any provision of these articles relating to meetings shall apply to any meeting so extended by the use of such facilities.

(c)
The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to in articles 54(b)(i), 54(b)(ii) and 54(b)(iii), then the chairman may, without the consent of the meeting, adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

55	Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company or of any class or series of Shareholders.

56	The Company shall lay before the Shareholders, at each annual general meeting of the Company, a set of financial accounts, as required by the Companies Acts.

57
The Board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company, including arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted, and any person who fails to comply with any such arrangements may be refused entry to the meeting.

58

(a)	Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company if:

(i)	it is specified in the notice of meeting; or

(ii)	it is otherwise properly brought before the meeting by the chairman of the meeting or by or at the direction of the Board; or

(iii)	it is proposed at the direction of a court of competent jurisdiction; or

(iv)
it is proposed with respect to an extraordinary general meeting in the requisition in writing for such meeting made by such number of Shareholders as is prescribed by (and such requisition in writing is made in accordance with) the Companies Acts; or

(v)	in the case of an annual general meeting, it is proposed in accordance with article 59; or

(vi)	it is proposed in accordance with article 76; or

(vii)	the chairman of the meeting in his discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(b)
Subject to any other provision of these articles, no amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

(c)
If the chairman of the meeting in his discretion rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive, subject to any subsequent order by a court of competent jurisdiction.

59

(a)	For business to be properly requested by a Shareholder to be brought before an annual general meeting, as set out in article 58(a)(v) above, the Shareholder must:

(i)	be a Shareholder of the Company of record at the time of the giving of the notice for such annual meeting;

(ii)	be entitled to vote at such meeting; and

(iii)	have given timely notice in writing to the Secretary.

(b)
To be timely, a Shareholder’s notice must be delivered to or mailed and received by the Secretary at the Registered Office not less than sixty nor more than ninety calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual general meeting of Shareholders ; provided, however, that when the date of an annual general meeting is delayed by more than sixty calendar days after the anniversary of the preceding year’s annual general meeting, to be timely, notice by the Shareholder must be so delivered not later than the close of business on the later of the ninetieth calendar day prior to such annual general meeting or the tenth calendar day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a Shareholder’s notice to the Secretary must set forth:

(i)
as to each matter the Shareholder proposes to bring before the annual general meeting: (1) a description in reasonable detail of the business desired to be brought before the annual meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these memorandum and articles of association, the language of the proposed amendment); and (3) the reasons for conducting the business at the meeting; and

(ii)
as to each Shareholder giving the notice and any Shareholder Associate (as defined below): (1) the name and address of the Shareholder, as they appear on the Company’s Register, and, if different, the current name and address of the Shareholder, and the name and address of any Shareholder Associate; (2) a representation that at least one of these persons is a holder of record of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to present the business stated in the Shareholder’s notice; (3) the class, series and number of any shares of the Company that are owned of record or beneficially by each of these persons as of the date of the Shareholder’s notice; (4) a description of any material interests of any of these persons in the business proposed and of all agreements, arrangements and understandings between these persons and any other person (including their names) in connection with the business proposal of the Shareholder; (5) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any shares of the Company; (6) a description of any derivative positions related to any class or series of securities of the Company owned of record or beneficially by the shareholder of any Shareholder Associate; (7) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the shareholder or any Shareholder Associate with respect to any securities of the Company; and (8) a representation that after the date of the Shareholder’s notice and up to the date of the meeting, each of these persons will provide written notice to the Secretary of the Company as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (3) above that equals 1% or more of the then-issued shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to subclause (5) above that results in a change that equals 1% or more of the then-issued shares of the Company or in the economic interests underlying those agreements, arrangements or understandings; and

(iii)
a representation as to whether or not the Shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends: (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s issued shares carrying voting rights required to approve or adopt the proposal; and/or (2) otherwise to solicit proxies from Shareholders in support of the proposal. Notwithstanding the foregoing provisions of this article 59, in order for a Shareholder to submit a proposal for inclusion in the Company’s proxy statement for an annual general meeting of Shareholders, the Shareholder must comply with all applicable requirements of the Exchange Act, including Rule 14a-8 (or any comparable successor rule or regulation under the Exchange Act), and the rules and regulations thereunder. The provisions of this article 59(b)(iii) will not be deemed to prevent a Shareholder from submitting proposals for inclusion in the Company’s proxy statement pursuant to those rules and regulations.

60

(a)
At any general meeting, whether or not a quorum is present, the chairman may, with the consent of the meeting, and shall if so directed by the meeting, adjourn the meeting from time to time and place to place without notice other than announcement at the meeting. Other than announcement at the meeting, notice of any adjourned meeting or of any business to be transacted at an adjourned meeting shall not be required to be given, except as provided in article 60(c) and except where expressly required by applicable law.

(b)
At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those Shareholders entitled to vote at the meeting as originally notified shall be entitled to vote at any adjournment or adjournments thereof.

(c)	If an adjournment is for 30 days or more or for an indefinite period, a notice of the adjourned meeting shall be given in the manner specified in article 48.

61
The affirmative vote or written consent of the holders of shares entitling them to exercise two-thirds of the voting power of this Company, given in person or by proxy at a meeting called for the purpose, shall be necessary:

(a)	to approve:

(i)	the sale, exchange, lease, transfer or other disposition by the Company of all, or substantially all, of its assets or business; or

(ii)	the consolidation of the Company, or its merger, into another corporation; or

(iii)
the merger into the Company of another corporation or corporations if the merger involves the issuance or transfer by the Company to the shareholders of the other constituent company or companies of such number of shares of the Company as entitle the holders thereof to exercise at least one-sixth of the voting power of the Company in the election of Directors immediately after the consummation of the merger; or

(iv)
a combination or majority share acquisition in which the Company is the acquiring corporation and its voting shares are issued or transferred to another company if the combination or majority share acquisition involves the issuance or transfer by the Company to the shareholders of the other corporation or corporations of such number of shares of the Company as entitle the holders thereof to exercise at least one-sixth of the voting power of the Company in the election of Directors immediately after the consummation of the combination or majority share acquisition; or

(b)	to approve any agreement, contract or other arrangement providing for any of the transactions described in subparagraph (a) above.

VOTING

62
Except where a greater majority is required by the Companies Acts or these articles, or as may otherwise be prescribed by the Board in the notice of any general meeting (subject always to the provisions of the Companies Acts and the other provisions of these articles) any question proposed for consideration at any general meeting of the Company shall be decided by an Ordinary Resolution and all resolutions put to the Shareholders will be decided on a poll.

63
The Board may, before any meeting of Shareholders, determine the time set for a poll, the manner in which any poll is to be taken and the manner in which votes are to be counted, which may include provision for votes to be cast by electronic means by persons present in person or by proxy at the meeting and for the appointment of scrutineers. To the extent not so determined by the Board, such matters shall be determined by the chairman of the meeting. A person appointed to act as a scrutineer need not be a Shareholder.

64	Votes may be cast on the poll either personally or by proxy. A person entitled to more than one vote need not use all of his votes or cast all of the votes he uses in the same way.

65	The result of a poll shall, subject to any provisions of these articles or applicable law relating to approval thresholds, be deemed to be the resolution of the meeting.

66	In the case of an equality of votes at a meeting, the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

67
In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Joint holders of more than one share shall, subject to any terms determined by the Board and subject to article 38(e), be entitled to split the holdings into several holdings with their names in different orders so as to enable one or more joint holders to attend and vote.

68
Subject to article 69, a Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court in Ireland (or elsewhere having jurisdiction) for the protection or management of the affairs of persons incapable of managing their own affairs may vote, by his legal guardian, receiver, committee or other person in the nature of a legal guardian, receiver, committee or other person appointed by such court, and such legal guardian, receiver, committee or other person may vote by proxy and may otherwise act and be treated as such Shareholder for the purpose of meetings of Shareholders.

69
Evidence to the satisfaction of the Board of the authority of any person claiming the right to vote under article 68 shall be produced at the Registered Office (or at such other place as may be specified for the deposit of instruments of proxy) not later than the last time by which an instrument appointing a proxy must be deposited in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

70
No objection may be raised to the qualification of any voter or to the counting of, or failure to count, any vote except at the meeting at which the vote objected to is given or tendered. Any objection so raised shall be referred to the chairman of the meeting, whose decision shall be final and conclusive. Except as otherwise decided by the chairman, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid.

PROXIES AND CORPORATE REPRESENTATIVES

71

(a)
A person who is entitled to attend a shareholders’ meeting, to vote at a shareholders’ meeting, or to execute consents, waivers, or releases, may be represented at the meeting or vote at the meeting, may execute consents, waivers, and releases, and may exercise any of the person’s other rights, by proxy or proxies appointed by instrument in writing in any common form or in such other form as the Board may approve, such instrument being executed under the hand of the appointer or of his attorney or agent authorised by him in writing or, if the appointer is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. A proxy may also be appointed in such other manner as the Board may from time to time approve. A proxy need not be a Shareholder. A proxy must be delivered to the Company no later than 3 hours, or such other time as may be communicated to shareholders, before the time for holding the meeting or adjourned meeting at which the person named in the proxy proposes to vote.

(b)
Any transmission that creates a record capable of authentication, including, but not limited to, a telegram, a cablegram, electronic mail, or an electronic, telephonic, or other transmission, that appears to have been transmitted by a person described in article 71(a), and that appoints a proxy is a sufficient verifiable communication to appoint a proxy. A photographic, photostatic, facsimile transmission, or equivalent reproduction of a writing that is signed by a person described in article 71(a) and that appoints a proxy is a sufficient writing to appoint a proxy.

(c)
No appointment of a proxy is valid after the expiration of eleven months after it is made unless the writing or other form of proxy appointment specifies the date on which it is to expire or the length of time it is to continue in force.

(d)	Unless the instrument appointing the proxy otherwise provides:

(i)	each proxy has the power of substitution, and, if three or more proxies are appointed, a majority of them or of their substitutes may appoint one or more substitutes to act for all;

(ii)
if more than one proxy is appointed, then (a) with respect to voting or executing consents, waivers, or releases, or objections to consents at a shareholders’ meeting, a majority of the proxies that attend the meeting, or if only one attends then that one, may exercise all the voting and consenting authority at the meeting; and if one or more attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise that authority with respect to an equal number of shares and (b) with respect to exercising any other authority, a majority may act for all;

(iii)
a revocable appointment of a proxy is not revoked by the death or incompetency of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of the death or incompetency of the maker is received by the Company from the executor or administrator of the estate of the maker or from the fiduciary having control of the shares in respect of which the proxy was appointed; and

(iv)
the presence at a meeting of the person appointing a proxy shall not revoke the appointment. Without affecting any vote previously taken, the person appointing a proxy may revoke a revocable appointment by a later appointment received by the Company or by giving notice of revocation to the Company in writing, by a verifiable communication, by other statutorily permissible means, or in open meeting.

(e)
A Shareholder that is a corporation may appoint any individual (or two or more individuals in the alternative) as its representative to represent it and vote on its behalf at any meeting of Shareholders (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were a Shareholder who is an individual.

(f)
A Shareholder that is a corporation may appoint more than one such representative (with or without appointing any persons in the alternative) at any such meeting provided that such appointment specifies the number of shares in respect of which each such appointee is authorised to act as representative, not exceeding in aggregate the number of shares held by the appointer and carrying the right to attend and vote at the relevant meeting.

(g)
The appointment of a proxy or a corporate representative in relation to a particular meeting shall, unless the contrary is stated in the instrument of appointment, be valid for any adjournment of the meeting.

72
Any signature on any instrument, or any reproduction of a signature on any photographic, photostatic, facsimile transmission or equivalent reproduction of any instrument, approved by the inspectors of any meeting provided for as genuine, or as a reproduction of a genuine signature, shall be deemed to be the signature of the Shareholder whose name is signed thereon, or a reproduction of the genuine signature of such Shareholder, as the case may be, and the falsity of such signature or of such reproduction shall in no manner impair the validity of such instrument or such reproduction of such instrument, or of any vote or action taken at such meeting, provided that such Shareholder shall not have previously filed with the Company his or her authorised signature guaranteed by a reputable bank or trust company. Any record of a verifiable communication, or other statutorily permissible means of proxy appointment, approved by such inspectors as authentic shall be deemed to be authentic, and the falsity of such record shall in no manner impair the validity of such verifiable communication, or other statutorily permissible means of proxy appointment, or of any vote or action taken at such meeting.

73
Without limiting the foregoing, the Board may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Board may in addition prescribe the method of determining the time at which any such telephonic, electronic or internet communication or facility is to be treated as received by the Company. The Board may treat any such telephonic, electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Shareholder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Shareholder.

APPOINTMENT OF DIRECTORS

74

(a)	At each annual general meeting of the Company, all the Directors shall retire from office and be re-eligible for re-election.

(b)	Upon the resignation or termination of office of any Director, if a new Director shall be appointed to the Board he will be designated to fill the vacancy arising.

75	Any Director whose term of office is expiring at an annual general meeting will be eligible for re-appointment and will in any case retain office until the close of that meeting.

76

(a)	No person shall be appointed a Director, unless nominated in accordance with the provisions of this article 76. Nominations of persons for appointment as Directors may be made:

(i)	by the affirmative vote of two-thirds of the Board;

(ii)
with respect to election at an annual general meeting, by any Shareholder who holds Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company, who is a Shareholder at the time of the giving of the notice provided for in article 76(b) and at the time of the relevant annual general meeting, and who timely complies with the notice procedures set forth in this article 76;

(iii)
with respect to election at an extraordinary general meeting requisitioned in accordance with the provisions of the Companies Acts, by a Shareholder or Shareholders who hold Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting in accordance with article 48(b) and in compliance with the other provisions of these articles and the Companies Acts relating to nominations of Directors and the proper bringing of special business before an extraordinary general meeting; and

(iv)
by holders of any class or series of shares in the Company then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue

(sub-clauses (ii), (iii) and (iv) being the exclusive means for a Shareholder to make nominations of persons for election to the Board).

(b)
For nominations of persons for election as Directors at an annual meeting, to be timely, a Shareholder’s notice must be delivered to or mailed and received by the Secretary at the Registered Office not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual general meeting of Shareholders; provided, however, that in the case of any annual general meeting where the date of the annual general meeting is delayed by more than 60 calendar days after the anniversary of the preceding year’s annual general meeting, then notice by the Shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual general meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. For nominations of persons for election as Directors at an extraordinary general meeting duly called for that purpose, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the Registered Office not less than 90 calendar days nor more than 120 calendar days prior to the extraordinary general meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder must be so delivered not later than the close of business on the 15th calendar day following the day on which public announcement of the date of such meeting is first made.

(c)	To be in proper written form, a Shareholder’s notice must set forth:

(i)
as to each person who is not an incumbent Director of the Company whom the Shareholder proposes to nominate for election as a Director, (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class, series and number of securities of the Company that are owned of record or beneficially by such person; (D) the date or dates the securities were acquired and the investment intent of each acquisition; (E) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation under the Exchange Act); and (F) any other information relating to such person that the Board or any nominating committee of the Board reviews in considering any person for nomination as a Director, as will be provided by the Secretary upon request;

(ii)
as to the Shareholder giving the notice and any Shareholder Associate, (A) the name and address of the Shareholder, as they appear on the Register, and, if different, the current name and address of the Shareholder, and the name and address of any Shareholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the Shareholder’s notice; (C) the class, series and number of securities of the Company that are owned of record or beneficially by each of these persons as of the date of the Shareholder’s notice; (D) a description of any material relationships, including legal, financial and/or compensatory, among the Shareholder giving the notice, any Shareholder Associate and the proposed nominee(s); (E) a description of any derivative positions related to any class or series of securities of the Company owned of record or beneficially by the Shareholder of any Shareholder Associate; (F) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the Shareholder or any Shareholder Associate with respect to any securities of the Company; and (G) a representation that after the date of the Shareholder’s notice and up to the date of the meeting each of these persons will provide written notice to the Secretary as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (C) above that equals 1% or more of the then-issued shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to subclause (F) above that results in a change that equals 1% or more of the then-issued shares of the Company or in the economic interests underlying these agreements, arrangements or understandings;

(iii)
a representation as to whether the Shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends: (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s issued share capital required to elect the proposed nominee; and/or (B) otherwise to solicit proxies from Shareholders in support of the proposed nominee; and

(iv)
a written consent of each proposed nominee to serve as a Director of the Company, if elected, and a representation that the proposed nominee (A) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a Director; and (B) will comply with these articles and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

(d)
The determination of whether a nomination of a candidate for election as a Director of the Company has been timely and properly brought before such meeting in accordance with this article 76 will be made by the presiding officer of such meeting. If the presiding officer determines that any nomination has not been timely and properly brought before such meeting, he or she will so declare to the meeting and such defective nomination will be disregarded.

77
The number of Directors shall (subject to automatic increases to accommodate the exercise of the rights of holders of any class or series of shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series) be fixed from time to time solely by the Board, provided, however, that in no case shall the number fixed by the Board be less than 9 nor more than 18. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the fixed minimum number, the remaining Director or Directors shall appoint, as soon as practicable, an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. The fixed maximum and fixed minimum number of Directors, as provided for under this article, may be fixed or changed by resolution adopted by the vote of the Shareholders entitled to exercise two-thirds of the voting power of the Shares represented at a meeting called to elect Directors in person or by proxy at such meeting and entitled to vote at such election. No reduction in the number of Directors shall have the effect of removing any Director prior to the expiration of his or her term of office.

78

(a)
Subject to articles 76 and 77, and subject to the rights of any holders of any class or series of Shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, Directors shall be individuals appointed as follows:

(i)
by Shareholders by Ordinary Resolution at the annual general meeting in each year or at any extraordinary general meeting called for the purpose in accordance with the other provisions of these articles;

(ii)	by the Board in accordance with the second sentence of article 97 and in accordance with article 98; or

(iii)
so long as there are in office a sufficient number of Directors to constitute a quorum of the Board in accordance with article 97, the Directors shall have the power at any time and from time to time to appoint any person to be a Director, either to fill a vacancy in the Board or as an addition to the existing Directors, but so that the total number of Directors shall not any time exceed the maximum number provided for in these articles.

(b)
If at any meeting of Shareholders (or on a subsequent poll with respect to business on the agenda for such meeting), resolutions are passed in respect of the election or re-election (as the case may be) of Directors which would result in the maximum number of Directors fixed from time to time by the Board being exceeded, then those Director(s), in such number as exceeds such maximum fixed number, receiving at that meeting (or on a subsequent poll with respect to business on the agenda for such meeting) the lowest number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board; provided, that this article shall not limit the rights of holders of any class or series of shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series; provided, further, that nothing in this article 78(b) will require or result in the removal of a Director whose election or re-election to the Board was not voted on at such meeting.

(c)
A Director appointed by the Board under article 78(a)(ii) or 78(a)(iii) (unless he is removed from office or his office is vacated in accordance with these articles) will hold office until the next annual general meeting. A Director shall not require a share qualification.

RESIGNATION, REMOVAL AND DISQUALIFICATION OF DIRECTORS

79	In addition to any prohibition on acting as a Director imposed by the Companies Acts or by law, the office of a Director shall be vacated:

(a)
if he dies or if he resigns his office, on the date on which notice of his resignation is delivered to the Secretary at the principal executive offices of the Company or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

(b)	if the Director is declared of unsound mind by an order of court or is adjudicated a bankrupt.

80
The Company may, in accordance with the provisions of the Companies Acts, remove any Director before the expiration of his term of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

DIRECTORS’ REMUNERATION AND EXPENSES

81
Each Director shall be entitled to receive such fees for his services as a Director, if any, as the Board may from time to time determine. Each Director shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director, including his reasonable travelling, hotel and incidental expenses in attending and returning from meetings of the Board or any committee of the Board or general meetings.

82
The Board may from time to time determine that, subject to the requirements of the Companies Acts, all or part of any fees or other remuneration payable to any Director of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

DIRECTORS’ INTERESTS

83

(a)	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall comply with the provisions of the Companies Acts.

(b)
A Director may vote in respect of any contract or proposed contract in which he has declared his interest in accordance with article 83(a) and will be counted in the quorum at any meeting on which any such vote is proposed.

(c)
A Director is expressly permitted (for the purposes of Section 228(1)(d) of the Act) to use the property of the Company pursuant to or in connection with: the exercise or performance of his duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

84

(a)
A Director of the Company may be or become a Director or other officer of, or otherwise interested in, any corporation promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other corporation unless the Company otherwise directs.

(b)
A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine, and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established.

(c)
Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; but nothing herein contained shall authorise a Director or his firm to act as Auditor.

POWERS OF THE BOARD

85
Subject to the provisions of the Companies Acts and these articles, the Board shall manage the business and affairs of the Company and may exercise all of the powers of the Company as are not required by the Companies Acts or by these articles to be exercised by the Company in general meeting. No alteration of these articles shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this article shall not be limited by any special power given to the Board by these articles and, except as otherwise expressly provided in these articles, a meeting of the Board at which a quorum is present shall be competent to exercise all of the powers, authorities and discretions vested in or exercisable by the Board.

86
The Board may exercise all of the powers of the Company to borrow or raise money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other person.

87	The Company may exercise the powers conferred by the Companies Acts with regard to having an official seal for use abroad and such powers shall be vested in the Board.

88
All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

89
The Board may exercise all of the powers of the Company to grant or procure the grant or provision of benefits, including pensions, annuities or other allowances, to or for any person, including any Director or former Director, who has held any executive office or employment with, or whose services have directly or indirectly been of benefit to, the Company or any Group Company or Affiliate or otherwise associated with any of them or a predecessor in business of the Company or of any such other corporation, and to or for any relation or dependant of any such person, and to contribute to any fund and pay premiums for the purchase or provision of any such benefit, or for the insurance of any such person.

90
The Board may cause the voting power conferred by the shares in any other corporation or other person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise of votes in favour of any resolution appointing the Directors or any of them to be Directors or officers of such other corporation or person or voting or providing for the payment of remuneration to any such Directors as the Directors or officers of such other corporation or person.

DELEGATION OF THE BOARD’S POWERS

91
The Board may by power of attorney or otherwise (including by a duly passed resolution) appoint any person to be the attorney or agent of the Company and may delegate to such person any of the Board’s powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit. The Board may revoke or vary any such appointment or delegation. Any such power of attorney or resolution or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

92
The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the provisions contained in article 93 shall be without prejudice to the general powers conferred by this article.

93
The Board may from time to time create an executive committee, a finance committee and such other committees as it may deem to be advisable and may delegate to any such other committees as it may deem to be advisable and may delegate to any such committee any of the powers of the Board, other than that of filling vacancies among the Directors or in any committee of the Directors. Any such committee shall be composed of not less than three members of the Board to serve until otherwise ordered by the Board and shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board. The Board may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

94
Any such committee may act by a writing or writings signed by all its members or by a majority of any such committee present at a meeting at which a quorum is present. Meetings of any committee may be held at any time and through any communications equipment if all persons participating can hear each other. Participation through use of communications equipment shall constitute presence at the meeting. A majority of the members then in office of any such committee is necessary to constitute a quorum for a meeting of that committee. Any act or authorisation of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorisation of the Board.

PROCEEDINGS OF THE BOARD

95
Regular meetings of the Board shall be held immediately after the annual general meeting of Shareholders and at such other times as may be fixed by the Board and such regular meetings may be held without further notice. Except where a greater majority is required by these articles, questions arising at any meeting shall be determined by a majority of the votes cast at a meeting at which there is a quorum. In the case of an equality of votes the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

96
Special meetings of the Board may be called by the chairman of the Board, by the chief executive officer/president of the Company, or by not less than one-third of the Directors. Notice of the time and place of such meetings shall be served upon or telephoned to each Director at least twenty-four hours, or given by personal delivery, post, overnight delivery service or any other means of communication authorised by the Directors at least two days before the meeting. Such notice may be waived in writing by any Director, either before or after the meeting. Attendance at the meeting by a Director without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall constitute waiver of such notice by such Director. An electronic mail or an electronic or other transmission capable of authentication that appears to have been sent by a person described in this section and that contains a waiver by that person is “writing” for the purposes of this article.

97
A majority of the Directors (as calculated by reference to the authorised number of members of the Board) is necessary to constitute a quorum for a meeting of the Directors, except that a majority of the Directors in office constitutes a quorum for filling a vacancy in the Board. The act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Board unless the act of a greater number is required by these articles.

98
The continuing Directors may act notwithstanding any vacancy in the Board, but if and so long as their number is reduced below the number fixed by or pursuant to article 97 as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

99
At any meeting of the Board, the chairman of the Board shall preside or, in his absence, any Director holding the position of chief executive officer or president. However, if no chairman of the Board or Director holding the position of chief executive officer or president is present at the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

100
A resolution in writing (in one or more counterparts), signed at the relevant time by all of the Directors then in office or all of the members of a committee of Directors then in office shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

101
A meeting of the Board or any committee thereof may be held by such electronic or telephonic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting will be deemed to take place where the largest group of those participating in the meeting is physically present together or, if there is no such group, where the chairman of the meeting then is.

102
All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS AND EXECUTIVES

103

(a)
The Board may elect a chairman of the Board and determine the period for which he is to hold office and may appoint any person (whether or not a Director) to fill the position of chief executive officer (who may be the same person as the chairman of the Board). The chairman of the Board shall vacate that office if he vacates his office as a Director (otherwise than by the expiration of his term of office at a general meeting of the Company at which he is re-appointed).

(b)
The Board may from time to time appoint one or more of its body to hold any office or position with the Company for such period and on such terms as the Board may determine and may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company that may be involved in such revocation or termination or otherwise.

Any person so appointed shall receive such remuneration, if any (whether by way of salary, commission, participation in profits or otherwise), as the Board may determine.

(c)
In addition, the Board may appoint any person, whether or not he is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office or executive or official position.

(d)
Any person elected or appointed pursuant to this article 103 shall hold his office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant, for any reason, the vacancy may be filled by the Board.

(e)
Except as provided in the Companies Acts or these articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to this article 103 shall be such as are determined from time to time by the Board.

(f)
The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Companies Acts.

MINUTES

104

(a)
The Board shall cause minutes to be made and books kept for the purpose of recording all of the proceedings and attendance at meetings of the Board and of any committee of the Board and at meetings of the Shareholders and of any class or series of Shareholders of the Company.

(b)
Subject to the requirements of the Companies Acts, the Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the minutes of meetings of the Shareholders and of any class or series of Shareholders of the Company (but not minutes of meetings of the Board or any committee of it) shall be open to the inspection of Shareholders not being Directors and no Shareholder (who is not a Director) shall have any right to inspect any account or book or document of the Company except as conferred by applicable law or authorised by the Board or, in a general meeting, by the Company.

SECRETARY

105
The Secretary shall be appointed by the Board at such remuneration (if any) and on such terms as it may think fit and any Secretary so appointed may be removed by the Board. Any revocation or variation of such position shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him and the Company which may be involved in such revocation or variation or otherwise.

106
The duties of the Secretary shall be those prescribed by the Companies Acts, together with such other duties as shall from time to time be prescribed by the Board, and in any case, shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the Shareholders and the Board of the Company, and committees, and the authentication of records of the Company.

107
A provision of the Companies Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

108

(a)
The Company, in accordance with article 87, may have for use in any territory outside Ireland one or more additional Seals, each of which shall be a duplicate of the Seal with or without the addition on its face of the name of one or more territories, districts or places where it is to be used and a securities seal as provided for in the Companies Acts.

(b)
Any Authorised Person may affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated or executed under Seal. Subject to the Companies Acts, any instrument to which a Seal is affixed shall be signed by one Authorised Person. As used in this article 108(b), “Authorised Person” means (i) any Director, the Secretary or any Assistant Secretary, and (ii) any other person authorised for such purpose by the Board from time to time (whether, in the case of this clause (ii), identified individually or collectively and whether identified by name, title, function or such other criteria as the Board may determine).

DIVIDENDS AND OTHER PAYMENTS

109

(a)	The Board may from time to time declare and pay such dividends to the Shareholders as appear to the Directors to be justified by the profits of the Company.

(b)	The Board may declare and pay dividends in any currency that the Board in its discretion shall choose.

110	Except insofar as the terms of issue of any shares otherwise provide, all shares issued on the record date for a dividend shall rank equally for such dividend.

111
The Board may deduct from any dividend or other moneys payable to a Shareholder (either alone or jointly with another) by the Company on or in respect of any shares all sums of money (if any) due from him (either alone or jointly with another) to the Company in respect of shares of the Company.

112	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company, unless the terms of issue of that share otherwise expressly provide.

113

(a)
Any dividend or other sum payable in cash to the holder of a share may be paid by cheque, wire transfer or other means approved by the Board and, in the case of a cheque, may be sent through the post addressed to the holder at his address in the Register (or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the share at his registered address as appearing in the Register).

(b)
Every such cheque or wire transfer shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of one or more of the holders and shall be sent at his or their risk and payment of the cheque or wire transfer by the bank on which it is drawn or from which it is transferred (as the case may be) shall constitute a good discharge to the Company.

(c)
In addition, any dividend or other sum payable to the holder of a share may be paid by a bank or other funds transfer system or by such other means as may be approved by the Board and to or through such person as the holder or joint holders may direct in writing, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or when it has acted on any such direction.

(d)	Any one of two or more joint holders may give an effectual receipt for any dividend or other moneys payable or property distributable in respect of the shares held by such joint holders.

114

(a)
If (i) a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these articles is left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person or (ii) such a payment is left uncashed or returned to the Company on two consecutive occasions, the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

(b)
Subject to any applicable abandoned property, escheat or similar laws, any dividend or other distribution in respect of a share which is unclaimed for a period of 6 years from the date on which it became payable shall be forfeited and shall revert to the Company. The payment by the Company of any unclaimed dividend or other distribution payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

115
The Board may, insofar as the Companies Acts permit, direct payment or satisfaction of any dividend or other distribution wholly or in part by the distribution of specific assets and, in particular, of fully or partly paid up shares, in accordance with the Companies Acts or other securities of any other corporation; and, where any difficulty arises in regard to such dividend or distribution, the Board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions, or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets, and may determine that cash payments shall be made to any Shareholders on the basis of the values so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Board.

RESERVES

116
The Board may, before declaring any dividend or other distribution, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such manner as the Board lawfully determines. The Board may also without placing the same to reserves carry forward any sums that it may think it prudent not to distribute.

CAPITALISATION OF RESERVES

117

(a)
Upon the recommendation of the Board, the Company may, by Ordinary Resolution, authorise the Board to cause any sum then standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund, share premium account or undenominated capital) or to the credit of the profit and loss account to be capitalised and applied on behalf of the Shareholders who would have been entitled to receive the same if the same had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for then unpaid on any shares held by them respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such holders in the proportions aforesaid) or partly in one way and partly in another, so however, that the only purpose for which sums standing to the credit of the capital redemption reserve fund, the share premium account or undenominated capital shall be applied shall be those permitted by the Companies Acts.

(b)
Upon the recommendation of the Board, the Company may, by Ordinary Resolution, authorise the Board to capitalise any part of the amount then standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those Shareholders of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions), and the Board shall give effect to such resolution.

118
Whenever an Ordinary Resolution is passed in pursuance of article 117, the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Board to make such provision as it shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the Shareholders otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all of the Shareholders concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such Shareholders.

119

(a)
Whenever a capitalisation issue of shares is authorised under article 117, the Board may, subject to the rights attached to any particular class or series of shares, also decide to offer any Shareholder the right to elect to forego his entitlement to receive additional shares under such capitalisation issue (or such part of his entitlement as the Board may determine) and to receive instead a payment in cash (a “cash option”) in accordance with the following provisions of this article 119.

(b)
The amount payable under and all other terms of the cash option shall be decided by the Board, which may fix a limit on the extent to which an election for the cash option shall be effective (whether by reference to a part of any Shareholder’s total entitlement to additional shares or to the total number of additional shares in respect of which all such elections may be made on any occasion).

(c)	The Board shall give notice to the Shareholders of their rights of election in respect of the cash option and shall specify the procedure to be followed in order to make an election.

(d)
Payments to those Shareholders who elect to receive cash instead of their entitlement to further shares under such a capitalisation issue (“cash electors”) may, to the extent permitted by the Companies Acts, be made either (i) out of profits or reserves of the Company available for the payment of dividends or (ii) out of the net proceeds of sale of the shares to which the cash electors would have been entitled under such capitalisation issue but for their election to receive cash, or partly in one way and partly in the other, as the Board determines. To the extent that the Board determines that payment is to be made as in (ii) above, the Board shall be entitled to sell the additional shares to which the cash electors would have been entitled, to appoint some person to transfer those shares to the purchaser (who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale). The net proceeds of sale shall be applied in or towards payment of the amounts due to cash electors in respect of their cash entitlement and, to the extent that they exceed that entitlement, may be retained by the Company for its benefit.

(e)
The Board may decide that Shareholders resident in territories where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous if those Shareholders were to receive additional shares, shall be deemed to have exercised rights of election to receive cash.

(f)
The Board may determine that any sums due in respect of a cash option to all or some of those Shareholders whose registered addresses are in a particular territory shall be paid in a currency or currencies other than US dollars and, if it does so, the Board may fix or otherwise determine the basis of conversion into the other currency or currencies and payment of that converted amount in that currency shall be in full satisfaction of the entitlement to such sum.

120

(a)
The Board may, subject to the rights attached to any particular class or series of shares, offer any Shareholder the right to elect to receive further shares, credited as paid up, instead of cash in respect of all (or some part) of any dividend (a “scrip dividend”) in accordance with the following provisions of this article 120.

(b)
The basis of allotment of the further shares shall be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid. For these purposes the value of the further shares shall be calculated in such manner as may be determined by the Board, but the value shall not in any event be less than the nominal value of a share.

(c)	The Board shall give notice to the Shareholders of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(d)
The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares shall be allotted in accordance with elections duly made and the Board shall capitalise a sum equal to not less than the aggregate nominal value of, nor more than the aggregate “value” (as determined under article 120(b)) of, the shares to be allotted, as the Board may determine out of such sums available for the purpose as the Board may consider appropriate.

(e)
The Board may decide that the right to elect for any scrip dividend shall not be made available to Shareholders resident in any territory where, in the opinion of the Board, compliance by the Company with local laws or regulations would be unduly onerous.

(f)
The Board may do all acts and things considered necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article 120, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the Shareholders concerned).

(g)
The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article 120 is offered, elect to receive further shares in lieu of such dividend on the terms of such mandate.

RECORD DATES

121

(a)	For any lawful purpose, including, without limitation, the determination of the Shareholders who are entitled to:

(i)	receive notice of or to vote at a meeting of Shareholders;

(ii)	receive payment of any dividend or distribution;

(iii)	receive or exercise rights of purchase of or subscription for, or exchange or conversion of, share or other securities, subject to contract rights with respect thereto; or

(iv)	participate in the execution of written consents, waivers or releases, the Directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii) and (iii) above, shall not be more than sixty days preceding the date of the meeting of the Shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt of the exercise of rights, as the case may be.

(b)
If a meeting of the Shareholders is called by persons entitled to call the same, or action is taken by Shareholders without a meeting, and if the Directors fail to refuse, within such time as the persons calling such meeting or initiating such other action may request, to fix a record date for the purpose of article 121(a), then the persons calling such meeting or initiating such other action may fix a record date for such purpose, subject to the limitations set forth in article 121(a).

(c)
The record date for the purpose of article 121(a)(i) shall continue to be the record date for all adjournments of such meeting, unless the Directors or the person who shall have fixed the original record date shall, subject to the limitations set forth in article 121(a), fix another date, and in case a new record date is so fixed, notice of the record date and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.

(d)
Subject to section 174 of the Act, the Directors may close the Register during the whole or any part of the period provided for in article 121(a), including the date of the meeting of the Shareholders and the period ending with the date, if any, to which adjourned.

(e)
If no record date is fixed therefor, the record date for determining the Shareholders who are entitled to receive notice of, or who are entitled to vote at, a meeting of Shareholders, shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

SERVICE OF NOTICES AND OTHER DOCUMENTS

122
Any notice or other document may be sent to, served on or delivered to any Shareholder by the Company either personally or by sending it by electronic record, facsimile, through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by any other means permitted under applicable law. Acknowledgement of receipt shall not be required and is not a condition of valid service of due notice.

123	Any notice or other document shall be deemed to have been served or delivered:

(a)	if given by facsimile, 24 hours after the time such facsimile is transmitted and the appropriate confirmation is received;

(b)	if mailed, 24 hours after deposited in the mail, in a postage-prepaid letter addressed to the Shareholder at his address as it appears in the Register;

(c)	if sent by email or other electronic transmission, 24 hours after such email or other electronic submission is transmitted; or

(d)
if published as an electronic record on a website, 24 hours after the time that the notice or other document is published on the website, provided the Shareholder has previously consented to receipt of notice by means of such delivery as provided in article 126 or otherwise; and

(e)	if given by any other means, when delivered at the applicable address;
and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post, except in respect of electronic means of service where the record of the Company’s or its agent’s system shall be deemed to be the definitive record of delivery.

124
For purposes of these articles and the Companies Acts, a document shall be deemed to have been sent to a Shareholder if a notice is given, served, sent or delivered to the Shareholder in accordance with article 122 and the notice specifies the website or hyperlink or other electronic link at or through which the Shareholder may obtain a copy of the relevant document.

125
Any notice of a general meeting of the Company shall be deemed to be duly given to a shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier, electronic mail or other mode of representing or reproducing words in a legible and nontransitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served 24 hours after its dispatch.

126
Any requirement in these articles for the consent of a Shareholder in regard to the receipt by such Shareholder of electronic mail or other means of electronic communications approved by the Board, including the receipt of the Company’s audited accounts and the Directors’ and auditors’ reports thereon, shall be deemed to have been satisfied where the Company has sent written notice to the Shareholder informing him of its intention to use electronic communications for such purposes and the Shareholder has not, within four weeks of the issue of such notice, served an objection in writing to the Company to such proposal. Where a Shareholder has given, or is deemed to have given, his consent to the receipt by such Shareholder of electronic mail or other means of electronic communications approved by the Board, he may revoke such consent at any time by requesting the Company to communicate with him in written form; provided, however, that such revocation shall not take effect until 5 days after written notice of the revocation is received at the Registered Office (or at such other place as may be specified by the Board from time to time).

127
In the case of joint holders of a Share, service or delivery of any notice or other document on or to the joint holder first named on the Register shall for all purposes be deemed as sufficient service on or delivery to all of the joint holders.

128
Any notice or other document delivered, sent or given to a shareholder in any manner permitted by these articles shall, notwithstanding that such shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

129
In the case of a person entitled by transmission to a share whose entitlement has been noted in the Register, any notice or other document shall be served on or delivered to him as if he were the holder of that share and his address noted in the Register were his registered address. A notice may be given by the Company to any other person entitled by transmission to a share by sending it through the post in a prepaid letter addressed to such person by name or by title of representatives of the deceased or official assignee in bankruptcy or by any like description at the address supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

130	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

SHAREHOLDER RIGHTS PLAN

131
Subject to applicable law, the Board is hereby expressly authorised to adopt any shareholder rights plan or similar plan, agreement or arrangement pursuant to which, under circumstances provided therein, some or all shareholders will have rights to acquire Shares or interests in Shares at a discounted price, upon such terms and conditions as the Board deems expedient and in the best interests of the Company.

WINDING UP

132	If the Company is wound up, the liquidator may, with the sanction of a Special Resolution and any other sanction required under applicable law:

(a)
divide among the Shareholders in cash or in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and for such purposes set such value as he deems fair on any property to be so divided and determine how such division shall be carried out as between the Shareholders or different classes or series of Shareholders (without prejudice to the rights attaching to any class or series of shares by virtue of these articles or the terms of issue of any such shares); and

(b)
vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

133
In case of a sale by the liquidator under Section 601 of the Act, the liquidator may by the contract of sale agree to bind all of the Shareholders for the allotment to the Shareholders direct of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract set a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Shareholders conferred by the said Section.

134
The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another corporation, either then already constituted or about to be constituted for the purpose of carrying out the sale.

INDEMNIFICATION

135

(a)
Subject to articles 135(g) and 135(h), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that he or she is or was an Indemnified Person, against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person (i) did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or reasonably believed to be in or not opposed to the best interests of such employee benefit plan, and (ii) with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful.

(b)
Subject to articles 135(g) and 135(h), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favour by reason of the fact that he or she is or was an Indemnified Person, against expenses (including legal fees) actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company, and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable for wilful neglect or wilful default in the performance of his or her duty to the Company or to such employee benefit plan unless and only to the extent that the Irish High Court or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)
Subject to articles 135(g) and 135(h), to the extent that an Indemnified Person shall be successful on the merits or otherwise in defence, of any action, suit or proceeding referred to in articles 135(a) and 135(b) above, or in defence of any claim, issue or matter therein, he or she shall be indemnified against expenses (including legal fees) actually and reasonably incurred by him or her in connection therewith.

(d)
Any indemnification under articles 135(a) and 135(b) above (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in articles 135(a) and 135(b). Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable (or, even if obtainable, if a quorum of disinterested Directors so directs), by independent legal counsel in a written opinion, or (iii) by the Shareholders entitled to vote at general meetings of the Company.

(e)
The Board shall have power to purchase and maintain insurances for the benefit of any persons who are or were at any time Indemnified Persons or employees or agents of the Company, or any Group Company or of any other corporation or employee benefit plan in which the Company or any Group Company has any direct or indirect interest, including insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other corporation.

(f)
Subject to articles 135(g) and 135(h), expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board in the manner provided in article 135(d), upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorised in this article 135.

(g)
The provisions for indemnity contained in these articles shall have effect to the fullest extent permitted by law, but shall not extend to any matter which would render them void pursuant to the Companies Acts.

(h)
The rights to indemnification and reimbursement of expenses provided by these articles are in addition to (i) any other rights to which a person may be entitled, including any other rights under these articles, under any other applicable bye-laws or articles of any other corporation, under any agreement, under any insurance purchased by the Company or any Group Company, pursuant to any vote of shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, both as to action in his or her official capacity while holding such office and as to action in another capacity while holding such office, and (ii) the power of the Company to indemnify or otherwise make payments (without prior commitment upon the authorisation of the Board) of the type contemplated by this article 135 in respect of any person who is or was an employee, office holder or Director of the Company or of another corporation, any joint venture, trust or other enterprise which he is serving or has served at the request of the Company. The indemnification provided by this article shall continue as to a person who has ceased to be an Indemnified Person and shall inure to the benefit of his heirs, executors and administrators.

(i)
In this article 135, the term “Indemnified Person” means any officer of the Company (including any Director or Secretary) or any other person appointed pursuant to article 103, any member of a committee constituted under article 93, any person acting as an office holder of the Company, any person holding any other executive or official position of the Company, any employee or agent of the Company, and any person serving at the request of the Company as a Director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company or any Group Company. As used in this article, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved.

(j)
To the fullest extent permitted under Irish law, no Director, officer of the Company or other person appointed pursuant to article 103 (each, a “Covered Person”) shall be liable or answerable for the acts, receipts, neglects, or defaults of any other Covered Person or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage, or misfortune whatever which shall happen in or about the execution of the duties of his or her office or other position with the Company or in relation thereto, unless the same happen through his or her own wilful neglect or wilful default.

UNTRACED SHAREHOLDERS

136

(a)
The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a Shareholder or the shares to which a person is entitled by transmission if and provided that:

(i)	during a period of six years no dividend in respect of those shares has been claimed and at least three cash dividends have become payable on the shares in question;

(ii)
on or after expiry of that period of six years the Company has inserted an advertisement in a newspaper circulating in the area of the last-registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these articles and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares;

(iii)
during that period of six years and the period of three months following the publication of such advertisement the Company has not received any communication from such Shareholder or person entitled by transmission; and

(iv)	if so required by the rules of any securities exchange upon which the shares in question are then listed, notice has been given to that exchange of the Company’s intention to make such sale.

(b)
To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any member and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

(c)
The Company may only exercise the powers granted to it in sub-paragraph (a) and (b) above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

(d)	Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to sub-paragraph (a) may be executed in accordance with article 38(b).

(e)
The Company’s power of sale shall extend to any share which, on or before the date or first date on which any advertisement referred to in clause (ii) of article 136(a) appears, is issued (by way of bonus or otherwise) in respect of a share to which article 136(f) applies.

(f)
To give effect to any such sale the Board may authorize some person to transfer the shares to the purchaser who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former Shareholder or person entitled by transmission in the books of the Company as a creditor for such amount (and, provided that the Company shall have complied with this article 136 and any applicable abandoned property, escheat or similar laws, the Company shall have no other liability to any person). No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit.

We, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, addresses and descriptions of Subscribers	Number of shares taken by each Subscriber
Patrick Spicer	One
For and on behalf of MATSACK NOMINEES LIMITED 70 Sir John Rogerson’s Quay, Dublin 2. Body Corporate
Total shares taken	One

Dated 4th day of May 2012
Witness to the above signature:

Name:	Sean Forde
Address:	70 Sir John Rogerson’s Quay Dublin 2
Occupation:	Company Secretary